Exhibit 10.1

CONSENT AND THIRD AMENDMENT TO VISHAY INTERTECHNOLOGY, INC.
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     THIS CONSENT AND THIRD AMENDMENT (“Third Amendment”) is made as of this June 11, 2010, by and among the financial institutions signatory hereto (individually a “Lender,” and any and all such financial institutions collectively, the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Vishay Intertechnology, Inc. (“Vishay”) and the other Permitted Borrowers as defined therein (together with Vishay, the “Borrowers”).

RECITALS

     A. The Borrowers have entered into that certain Fourth Amended and Restated Credit Agreement dated as of June 24, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) with each of the Lenders and the Agent pursuant to which the Lenders agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrowers, as provided therein, which has been previously amended by that certain First Amendment dated as of December 12, 2008 and that certain Second Amendment dated as of July 31, 2009.

     B. Vishay has notified the Agent and the Lenders that it and certain of its Subsidiaries intend to transfer their measurement and foil resistor and related assets (“Measurement and Foil Resistor Assets”), which will be more particularly described in a Master Separation and Distribution Agreement (“Separation and Distribution Agreement”) to be entered into between Vishay and Vishay Precision Group Inc. (“VPG”) substantially in the form of the draft delivered to Agent on May 19, 2010 (with any material changes to be acceptable to Agent), to VPG and certain foreign and domestic Subsidiaries of VPG (collectively, the “VPG Entities”) pursuant to the transaction steps outlined in Annex A to this Third Amendment (“Transaction Steps”), and subsequently to spin-off the VPG Entities to the owners of the Equity Interests of Vishay (“Vishay Shareholders”) by a dividend of the Equity Interests of the VPG Entities (“VPG Spin-Off”).

     C. The Agent and the Lenders have agreed to consent to the foregoing transactions and to make certain amendments and modifications to the Credit Agreement in each case as described below, but only on the terms and conditions set forth in this Third Amendment.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrowers, Agent and the Lenders agree:

1. The Agent and the requisite Lenders hereby: (a) consent to (i) the transfer or contribution of the Measurement and Foil Resistor Assets to the VPG Entities (whether through direct transfers or contributions or through a series of transfers and contributions by and among the VPG Entities), (ii) the merger or consolidation of any Subsidiaries that own any Measurement and Foil Resistor Assets into or with any of the VPG Entities in order to facilitate the VPG Spin-Off, which such Subsidiaries are identified in the Separation and Distribution Agreement or the Transaction Steps or otherwise approved by Agent and (iii) the performance of the other Transaction Steps, all provided that (x) at the time of any such merger or consolidation, substantially all of the assets owned by such Subsidiaries consist of Measurement and Foil Resistor Assets (such Subsidiaries shall be referred to herein as the “Permitted Spin-Off Subsidiaries”) and (y) the aggregate net book value of the Measurement and Foil Resistor Assets at the time of the consummation of the VPG Spin-Off (meaning “total assets” on the date of the VPG Spin-Off, measured in accordance with GAAP, and presented in a manner consistent with the combined and consolidated financial statements which appear in VPG’s registration statement on Form 10 filed with the U.S. Securities and Exchange Commission on March 31, 2010) shall not exceed $250,000,000, all such consents to be given retroactive effect to the date such actions were taken, (b) consent to the cash payment by Vishay to VPG, as a capital contribution deemed to have been made immediately prior to the VPG Spin-Off under Section 2.17 of the Separation and Distribution Agreement in respect of VPG Net Cash (as defined therein), provided that, (i) at the time of such payment, no Event of Default under Sections 9.1(a), 9.1(b) or 9.1(j) of the Credit Agreement has occurred and is continuing and (ii) if the amount of such cash payment had been added to the aggregate net book value of the Measurement and Foil Resistor Assets at the time of the consummation of the VPG Spin-Off (as determined above), such aggregate amount would still not have exceeded $250,000,000; (c) consent to the dividend of the Equity Interests of the VPG Entities to the Vishay Shareholders, provided that the VPG Entities do not own any assets other than the Measurement and Foil Resistor Assets and the Equity Interests of the Permitted Spin-Off Subsidiaries, (d) consent to the release of the Guaranties of any Permitted Spin-Off Subsidiaries and to the release of Liens granted to the Agent over the Equity Interests of the Permitted Spin-Off Subsidiaries and the Measurement and Foil Resistor Assets upon the receipt by Agent of satisfactory evidence of the consummation of the VPG Spin-Off in compliance with this Third Amendment, which releases shall be deemed to occur simultaneously with the consummation of the VPG Spin-Off, (e) agree to amend Section 7.4 as set forth in this Third Amendment, such amendment to become effective as of the last day of the fiscal quarter during which the VPG Spin-Off shall have been consummated and (f) agree (i) that the distributions, contributions and other transfers (including any sales) of the Measurement and Foil Assets as part of the Transaction Steps shall not constitute Asset Sales under the Credit Agreement, (ii) that the transfer of assets, as consented to in clause (a) above, shall be excluded from the calculation of the limits set forth in Section 8.2(f) of the Credit Agreement and (iii) that any intercompany loans made as part of the Transaction Steps (other than any such loans made by Company or a Domestic Subsidiary (other than VPG) which remain outstanding after the VPG Spin-Off) shall not be required to be evidenced by Intercompany Notes or encumbered under any of the Collateral Documents; in each case as to clauses (a) through (f) hereof, provided that (X) the conditions set forth in Section 19 of this Third Amendment have been satisfied, (Y) the VPG Spin-Off is consummated on or before December 31, 2010 and (Z) no Default or Event of Default exists at the time the VPG Spin-Off is consummated after giving effect to this Third Amendment. If the VPG Spin-Off is not consummated on or before December 31, 2010, the Company agrees promptly to deliver, or cause to be delivered, to Agent, with respect to each VPG Entity, the applicable Pledge

Agreements, Guaranties, other Collateral Documents and other documents that would be required to be delivered with respect to such entity under Section 7.16.

2. Section 1 of the Credit Agreement is hereby amended as follows:

     (a) The following definitions are hereby added to Section 1 of the Credit Agreement:

     “Israeli-Owned Subsidiaries” shall mean each Subsidiary of the Company which is owned, directly or indirectly, by an Israeli Subsidiary and which is not, itself, an Israeli Subsidiary.

     “Third Amendment” shall mean the Consent and Third Amendment to Vishay Intertechnology, Inc. Fourth Amended and Restated Credit Agreement dated as of June 11, 2010.

     “VPG Spin-Off” is defined in Section 1 of the Third Amendment.

     “VPG Spin-Off Effective Date” shall mean the date that the VPG Spin-Off has been consummated.

     (b) The definition of “Equity Offering” is amended to add the following sentence to the end of such definition:

     “For avoidance of doubt, the VPG Spin-Off shall not be deemed to be an Equity Offering.”

     (c) The following definition is amended and restated in its entirety, as follows:

     “Wholly Owned Subsidiary(ies)” shall mean any of Company’s direct or indirect Subsidiaries whose Equity Interests (other than directors’ or qualifying shares to the extent required under applicable law) are owned entirely by any other Wholly Owned Subsidiary and/or Company, and for the avoidance of doubt, shall include the Israeli Subsidiaries and the Israeli-Owned Subsidiaries.

3. Section 7.3(h) of the Credit Agreement is hereby amended and restated as follows:

“(h) promptly following the consummation of the VPG Spin-Off, deliver to Agent evidence satisfactory to Agent that the VPG Spin-Off has been consummated; and”

4. Section 7.4 of the Credit Agreement is hereby amended and restated (such amendment and restatement not to become effective unless and until the occurrence of the VPG Spin-Off, as set forth above), as follows:

“7.4 Tangible New Worth. Maintain, on a Consolidated basis, as of the last day of each fiscal quarter, (i) beginning with the fiscal quarter ending December 31, 2006 to but not including the fiscal quarter during which the VPG Spin-Off Effective Date occurs, Tangible Net Worth in an amount not less than One Billion Dollars ($1,000,000,000), plus the sum of the Net Income Adjustment and the Equity Offering Adjustment and (ii) beginning with the fiscal quarter during which the VPG Spin-Off occurs, Tangible Net Worth in an amount not less than One Billion Dollars ($1,000,000,000), plus the Equity Offering Adjustment for each fiscal quarter commencing with such fiscal quarter and, commencing with the fiscal quarter ending March 31, 2011, the Net Income Adjustment for each fiscal quarter ending after December 31, 2010.”

5. Section 7.16 of the Credit Agreement is amended to replace the period at the end of subparagraph (a) with a semicolon, and to insert after semicolon, the following proviso:

“provided, however, that, notwithstanding the foregoing clauses (i) through (iv), above, each Israeli-Owned Subsidiary shall only be required under this Section 7.16 to execute and deliver pledges over any Equity Interests owned by it to the extent that it is also a Foreign Permitted Borrower and then only to the extent of any Advances made under this Agreement to it (but not securing any Advances to the Company or any of the other Permitted Borrowers).”

6. Section 7.16 of the Credit Agreement is amended to replace the period of the end of subparagraph (b) with a semicolon, and to insert after the semicolon, the following proviso:

“provided, however, that notwithstanding the foregoing clauses (i) through (v), above, no Subsidiary which is an Israeli-Owned Subsidiary shall be required to execute and deliver a Guaranty.”

7. Section 7.16 of the Credit Agreement is amended to add the following as new subparagraph (c) immediately following the end of subparagraph (b):

“(c) Collateral Documents. With respect to each Person which becomes a Significant Domestic Subsidiary subsequent to June 11, 2010, within thirty days of the date such Person becomes a Significant Domestic Subsidiary, cause such new Significant Domestic Subsidiary to execute and deliver to Agent such security agreements and other collateral loan documents (or, if appropriate, joinder agreements to any such existing documents), in each case in form and substance reasonably acceptable to the Agent (but subject to similar limitations and exclusions as those contained in the existing Collateral Documents), as Agent may reasonably require to perfect its lien over such assets as may be perfected against by the filing of Uniform Commercial Code financing statements in the appropriate filing offices and by the filing of appropriate evidences of Lien in the United States Patent and Trademark Office and the United States Copyright Office, (i) excluding, however, for the avoidance of doubt, (X) any Liens over the following assets: any fee and leasehold interests in real property, domestic assets registered and/or located abroad, assets which by their terms expressly prohibit

Vishay or any of its Significant Domestic Subsidiaries from granting a Lien over such assets (unless Article 9 of the Uniform Commercial Code specifies that a lien over such asset may be perfected regardless of such prohibition), bank accounts, securities accounts and certain other types of assets which, in the Agent’s sole determination, are of de minimis or limited value) and (Y) any requirement that Vishay and its Significant Domestic Subsidiaries execute and deliver, or cause to be executed and delivered, any account control agreements, landlord collateral access agreement and/or bailee waivers and (ii) subject only to such Liens as are permitted under the Credit Agreement, together with such authority documents, opinions and other related documents as the Agent may reasonably request.”

8. Section 8.2(a) of the Credit Agreement is amended and restated in its entirety, as follows:

“(a) any Subsidiary may be merged or consolidated with or into Company (so long as Company shall be the continuing or surviving corporation); any Domestic Subsidiary may be merged or consolidated with or into any Wholly-Owned Domestic Subsidiary (so long as such Wholly-Owned Domestic Subsidiary shall be the continuing or surviving entity); and any Foreign Subsidiary may be merged or consolidated with or into any Wholly Owned Domestic Subsidiary or into any Wholly Owned Foreign Subsidiary (excluding the Israeli Subsidiaries and the Israeli-Owned Subsidiaries) so long as such Wholly-Owned Domestic Subsidiary or such Wholly Owned Foreign Subsidiary shall be the continuing or surviving entity); provided that if the merging or consolidating Foreign Subsidiary is a Permitted Borrower, the survivor shall satisfy the requirements for becoming a Permitted Borrower hereunder or, if it does not become a Permitted Borrower, it shall execute and deliver the documents required pursuant to Sections 2.1(a)(ii) and (iii) as though it were becoming a Permitted Borrower (subject to the other terms and conditions hereof);”

9. Section 8.2(b) of the Credit Agreement is amended and restated in its entirety, as follows:

“(b) (i) any Israeli Subsidiary owned directly by Company or any Domestic Subsidiary may merge with or into another such Israeli Subsidiary or sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Subsidiary and (ii) any Israeli Subsidiary not owned directly by Company or any Domestic Subsidiary may merge with or into another such Israeli Subsidiary or sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Subsidiary and (iii) any Israeli-Owned Subsidiary may merge or consolidate with any other such Israeli-Owned Subsidiary or sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Subsidiary (provided that, in the case of each of clause (i), (ii) and (iii) hereof, if the merging or transferor Subsidiary is a Permitted Borrower, the surviving entity or transferee shall also satisfy the requirements for becoming a Permitted Borrower, subject to the other terms and conditions hereof).”

10. Section 8.2(d) of the Credit Agreement is amended and restated in its entirety, as follows:

“(d) (i) any Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Domestic Subsidiary; and (ii) any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Domestic Subsidiary or to any other Foreign Subsidiary, provided, in each case under this clause (ii), that (x) such Subsidiary is a Wholly Owned Subsidiary, and (y) if the transferor Foreign Subsidiary is a Permitted Borrower, then the transferee Subsidiary must also satisfy the requirements for becoming a Permitted Borrower or a Significant Foreign Subsidiary that has executed and delivered the documents required pursuant to Sections 2.1(a)(ii) and (iii), as though it were becoming a Permitted Borrower, subject to the other terms and conditions hereof, and 7.16 hereof;”

11. Section 8.4(i) of the Credit Agreement is amended to add, at the end of such section (following the words, “pursuant to Section 8.2(f)” but before the semi-colon), the words “and the representations, warranties and indemnification provisions given pursuant to the Separation and Distribution Agreement and any related documents, instruments or other agreements;”.

12. Section 8.7(d) of the Credit Agreement is amended and restated in its entirety, as follows:

“(d) Intercompany Loans, Advances, or Investments made on or after the Effective Date hereunder to Company or any Wholly Owned Domestic Subsidiary, or by Company or any Subsidiary to Company or any other Wholly Owned Subsidiary (excluding the Israeli Subsidiaries and the Israeli-Owned Subsidiaries), provided that (i) any such Intercompany Loan (other than a guaranty) made by Company or Domestic Subsidiary be evidenced by and funded under an Intercompany Note, (ii) both before and after giving effect to any such loans, advances or investments, no Default or Event of Default has occurred and is continuing under this Agreement (or would result from the making of such Intercompany Loan, Advance or Investment), (iii) in the case of Intercompany Loans from a Domestic Subsidiary or Company to a Domestic Subsidiary or Company and Intercompany Loans from a Foreign Subsidiary to a Foreign Subsidiary, no notice has been given by Agent (upon the direction of the Required Lenders) suspending the right to make such Intercompany Loans, (iv) no repayments of such Intercompany Loan shall be made while a Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from such payment, and (v) the terms governing each such loan or advance to Company or any Subsidiary shall specifically state that no payments shall be made thereunder if a Default or Event of Default under this Agreement has occurred and is continuing, or could reasonably be expected to result therefrom unless Agent otherwise consents in writing.”

13. Section 8.7(e) of the Credit Agreement is amended and restated in its entirety as follows:

“(e) Intercompany Loans, Advances or Investments made on or after the Effective Date by Company or any Subsidiary to the Israeli Subsidiaries, the Israeli-Owned Subsidiaries or to any Subsidiary which does not constitute a Wholly Owned Subsidiary (provided (i) that any such Intercompany Loan (other than a guaranty) made by Company or a Domestic Subsidiary be evidenced by and funded under an Intercompany Note), (ii) that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing, (iii) that the aggregate amount of all such loans, advances and investments shall not exceed, at any time outstanding, 15% of Tangible Net Worth and (iv) that the terms governing each such loan or advance to any Subsidiary shall specifically state that no payments shall be made thereunder if a Default or Event of Default under this Agreement has occurred and is continuing, or could reasonably be expected to result therefrom unless Agent otherwise consents in writing;”

14. Section 8.7(f) of the Credit Agreement is amended and restated in its entirety as follows:

“(f) Intercompany Loans, Advances or Investments made on or after the Effective Date by one Israeli Subsidiary to another such Subsidiary or to an Israeli-Owned Subsidiary or by an Israeli-Owned Subsidiary to another such Subsidiary or to an Israeli Subsidiary (provided (i) that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing, and (ii) that the terms governing each such loan or advance shall specifically state that no payments shall be made thereunder if a Default or Event of Default under this Agreement has occurred and is continuing, or could reasonably be expected to result therefrom unless Agent otherwise consents in writing and (iii) if the Subsidiary making such loan, advance or investment is a Permitted Borrower, the Equity Interests of any Subsidiary of such Permitted Borrower receiving such loan, advance or investment shall be pledged to Agent, for and on behalf of the Banks (subject to the other terms and conditions hereof), to secure the obligations of such Permitted Borrower under this Agreement;”

15. Section 8.9 of the Credit Agreement is amended to replace the word “and” (in the fifth line thereof, preceding clause (ii)) with a comma and to add new clause (iii), as follows:

“(iii) transactions effected pursuant to the Transition Services Agreements entered into under the Separation and Distribution Agreement, or otherwise to comply with its obligations under the Separation and Distribution Agreement.”

16. Section 8.13 is amended to change the caption thereof to “Amendment of Subordinated Debt and Other Debt Documents, Permitted Securitizations and Documents Related to the VPG Spin-Off” and to add, after the words “any Permitted Securitization” (in the fifth line thereof, preceding the comma) the words “or the Separation and Distribution Agreement or any material documents, agreements or instruments related thereto.”

17. Section 12.15 of the Credit Agreement is amended to add, at the end of subparagraph (b) thereof (immediately following clause (iv)), new clause (v), as follows:

“Furthermore, (x) the Lenders agree to release or not require the delivery of, and hereby irrevocably authorize Agent to release or not require the delivery of, any Guaranty by the Israeli-Owned Subsidiaries or any Pledge Agreement over the Equity Interests of any Foreign Significant Subsidiary by any Israeli-Owned Subsidiary, except to the extent such Israeli-Owned Subsidiary is a Foreign Permitted Borrower and then only to the extent of any Advances made under this Agreement to it (but not securing any Advances to the Company or any of the other Permitted Borrowers), (y) the Lenders agree that, notwithstanding the terms and conditions set forth in paragraph 17(b) of the Second Amendment, (i) Vishay Europe Sales GmbH shall not be required to execute and deliver a pledge of its accounts receivable and (ii) Vishay Europe shall not be required to execute and deliver a pledge over the Intercompany Loans outstanding from its material Subsidiaries and (z) nothing in this Section 12.15 shall be deemed to require the release, and the Lenders shall not be obligated to release, any Lien over the Equity Interests of Vishay Israel.”

18. Schedule 4.1 attached to the Credit Agreement is hereby deleted and Schedule 4.1 attached hereto as Annex B is inserted in its place.

19. This Third Amendment shall become effective (according to the terms hereof) on the date (the “Third Amendment Effective Date”) that the following conditions have been fully satisfied by the Borrowers:

     (a) Agent shall have received counterpart copies (by facsimile or email) of (i) this Third Amendment (in form and substance acceptable to Agent), duly executed and delivered by the Borrowers and the requisite Lenders, and (ii) that certain Reaffirmation of Guaranty by the Significant Domestic Subsidiaries, in each case with original signatures to follow promptly thereafter.

     (b) Agent shall have received such resolutions, authority documents and opinions of counsel as Agent may reasonably require, in form and substance reasonably satisfactory to Agent.

     (c) Agent shall have received such other documentation as it may reasonably request within a reasonable time period following such request, giving consideration to the extent and nature of the information so requested.

     (d) Borrowers shall have paid to the Agent, for distribution to each Lender that approved and executed this Third Amendment (“Approving Lender”), a nonrefundable amendment fee in an amount equal to seven and one half (7.50) basis points on such Approving Lender’s Percentage of the Revolving Credit Aggregate Commitment and the Term Loan, immediately prior to giving effect to the Third Amendment and to the Agent all fees and other amounts, if any, that are due and owing to the Agent as of the Third Amendment Effective Date.

20. Each of the Borrowers hereby represents and warrants that, after giving effect to any amendments, consents and waivers contained herein, execution and delivery of this Third Amendment and the performance by each of them of their respective obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within its company powers, have been duly authorized, are not in contravention of law or the terms of its operating agreement or other organizational documents, as applicable, and except as have been previously obtained, do not require the consent or approval, material to the amendments set forth herein, of any governmental body, agency or authority, and the Amended Credit Agreement will constitute the valid and binding obligations of the Borrowers, as applicable, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

21. Except as specifically set forth herein, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants) or any of the other Loan Documents, or to constitute a waiver or release by any of the Lenders or the Agent of any right, remedy, Collateral, Default or Event of Default under the Credit Agreement or any of the other Loan Documents, except to the extent specifically set forth herein. Each of the Borrowers hereby acknowledges and agrees that this Third Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of the Borrowers, any other Credit Party or any other party or any rights, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument except as expressly set forth herein. Furthermore, this Third Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders or the Agent with respect to any other non-compliance by the Borrowers with the Credit Agreement or the other Loan Documents not waived or otherwise amended hereby, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

22. Each of the Borrowers hereby acknowledges and confirms that it does not possess any claim, cause of action, demand, defense, and other right of action whatsoever, in law or equity against the Agent or any of the Lenders (collectively, the “Lender Parties”), prior to or as of the date of this Third Amendment by reason of any cause or matter of any kind or nature whatsoever, including, but not limited to, any cause or matter arising from, relating to, or connected with, in any manner the Credit Agreement, any of the Loan Documents, any related document, instrument or agreement or this Third Amendment (including, without limitation, any payment, performance, validity or enforceability of any or all of the indebtedness, covenants, agreements, rights, remedies, obligations and liabilities under the Credit Agreement, any of the Loan Documents, any related document, instrument or agreement or this Third Amendment) or any transactions relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.

23. Each of the Borrowers hereby reaffirms, confirms, ratifies and agrees to be bound by each of its covenants, agreements and obligations under the Credit Agreement, as amended as of the date hereof, and each other Loan Document previously executed and delivered by it, or executed and delivered in accordance with this Third Amendment. Each reference in the Credit Agreement to “this Agreement” or “the Credit Agreement” shall be deemed to refer to Credit Agreement as amended by this Third Amendment and each previous amendment thereto.

24. Unless otherwise defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meanings set forth in the Credit Agreement.

25. This Third Amendment shall be a contract made under and governed by the internal laws of the State of Michigan, and may be executed in counterpart, in accordance with the Credit Agreement.

26. Each of the Borrowers and the Agent agrees that any copy of this Third Amendment (or any other Loan Document) signed by them and transmitted by facsimile, email or any other delivery method shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

     IN WITNESS WHEREOF, the Borrowers, the Lenders and Agent have each caused this Third Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

AGENT:

COMERICA BANK, as Agent, Swing Line Lender, Issuing Lender and Lender

By:	/s/

Its:	Vice President

COMPANY:

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Peter G. Henrici

Its:	Secretary

PERMITTED BORROWERS:

SILICONIX INCORPORATED

By:	/s/ Peter G. Henrici

Its:	Secretary

SILICONIX TECHNOLOGY C.V.

By:	/s/ Peter G. Henrici
Peter G. Henrici of Siliconix Semiconductor, Inc., a General Partner of Siliconix Technology, C.V.

Its:	Secretary

CONSENT TO THIRD AMENDMENT TO FOURTH AMENDED
AND RESTATED CREDIT AGREEMENT

     The undersigned Lender hereby consents and agrees to the amendments, terms and conditions set forth in that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated June 11, 2010.

Dated: June 11, 2010

JPMorgan Chase Bank, N.A.
(Lender)

By:	/s/

Its:	Vice President

Bank of America, N.A.
(Lender)

By:	/s/

Its:	Senior Vice President

Bank Leumi U.S.A.
(Lender)

By:	/s/

Its:	Vice President

Wells Fargo Bank, N.A
(Lender)

By:	/s/

Its:	Director

Bank of Tokyo-
Mistubishi UFJ Trust Company
(Lender)

By:	/s/

Its:	Vice President

Bank Hapoalim B.M.
(Lender)

By:	/s/

Its:	Senior Vice President

Intesa Sanpaolo S.p.A.
(Lender)

By:	/s/

Its:	Vice President

PNC Bank, N.A.
(Lender)

By:	/s/

Its:	Vice President

TD Bank, N.A.
(Lender)

By:	/s/

Its:	Senior Vice President

HSBC Bank U.S.A., N.A.
(Lender)

By:	/s/

Its:	Vice President